Exhibit 10.41

                                    AGREEMENT
                  BETWEEN EDUCATIONAL VIDEO CONFERENCING, INC.
                                       AND
                                  TOURO COLLEGE
                               FOR THE OFFERING OF
                          INTERACTIVE VIDEO CONFERENCED
                                       AND
                          COMPUTER CONFERENCED COURSES



                               W I T N E S S E T H

     AGREEMENT made this 1st day of September, 1999, between TOURO College and Touro University College and TOURO University International (hereinafter TOURO), with offices located at 1602 Avenue J, Brooklyn, New York 11230, and Educational Video Conferencing Inc., (hereinafter "EVC"), with offices located at 35 East Grassy Sprain Road, Suite 200, Yonkers, New York 10710.

     WHEREAS, TOURO is an institution of higher learning duly certified by the Education Department of the State of New York and accredited by the Middle States Association of Colleges and Schools to offer undergraduate and graduate courses, and,

     WHEREAS, EVC is a domestic corporation engaged in the business of providing access to such courses to consumers by way of interactive video conferencing and computer conferencing, and,

     WHEREAS, TOURO and EVC wish to enter into a mutually beneficial agreement whereby EVC will provide access to TOURO courses to such consumers,

     NOW, THEREFORE in consideration of $10.00 in good funds, as well as the mutual covenants contained herein, the parties hereby agree as follows:

     1. a.) During the term of this Agreement and any renewal thereof, EVC shall have the right, to solicit students from corporations, governmental agencies and institutions (hereinafter "Institutional Employers") and the public at large to apply for admission into all accredited and non-accredited college courses, degree programs, and non-degree courses and programs offered by TOURO, including but not limited to the professional schools which are the Law School, School of Health Sciences and College of Osteopathic Medicine via IVC/DL and CC/DL commencing on September 4, 1999. TOURO will accept non-matriculated students into undergraduate and graduate courses under this Agreement provided that the acceptance of such students are not inconsistent with the relevant accrediting agencies and governmental authorities. The right provided for herein is not an exclusive right.

     b.) For the purposes of this agreement, IVC/DL shall be defined as live, two way video conferencing, either over desktop computers equipped for video conferencing or video conferencing room systems, as the case may be, in which the student can see and hear the professor/instructor and the professor/instructor can see and hear the individual student. IVC/DL also shall include one-way video and two-way audio distance learning.

     c.) For the purpose of this Agreement, CC/DL shall be defined as Web-based Computer Conferencing.

     d.) Unless TOURO and EVC agree otherwise in writing, the minimum class size for the offering of an ITV/DL course shall be Fifteen (15) students.

     2. EVC will provide all hardware (except personal computers, modems, keyboards and monitors), software, and video conferencing equipment (collectively referred to as "equipment") necessary to provide access for TOURO courses to IVC/DL students. Students taking IVC/DL courses on desktop computers must have modern computers capable of being video enabled and function as an IVC/DL desktop system. Students taking CC/DL courses must have a modern computer, a modem, and Internet access. The parties acknowledge that it is the goal of EVC to solicit students from corporations, governmental agencies, and institutions (hereinafter "Institutional Employers") with substantial tuition reimbursement and that EVC shall address all student use equipment issues with the Institutional Employers and their employees. In any event, TOURO shall not be responsible for the cost of any equipment whatsoever at Institutional Employer locations and/or students homes.

     3. a.) EVC is responsible for all of the costs incurred in connection with its marketing, advertising and promotional activities regarding the courses offered by TOURO to IVC/DL students. TOURO shall provide brochures, catalogues, course schedules, program and course descriptions and posters, etc. to EVC for distribution to EVC's Institutional Employers. These promotional materials shall be used by EVC only for the purpose of promoting the TOURO courses and programs marketed, advertised and promoted by EVC. The number and amount of such promotional materials to be provided to EVC shall be mutually agreed to by the parties on an annual basis and the costs for such materials shall be TOURO's responsibility. The content and design of such materials shall be decided upon by TOURO.

     b.) During the term of this Agreement and any renewal thereof, EVC's marketing, with advertising and promotional activities shall at all times be in compliance will all federal, state and local laws, statutes, rules and regulations, as well as all accrediting agencies.

     4. EVC will be responsible for installing and maintaining adequate telephone lines for teaching stations and for the costs of providing telecommunication signal transport for video conferenced courses from teacher stations to the MCU Bridge. EVC assumes responsibility or costs for obtaining, providing, or paying telecommunication signal transport for video conferenced courses from the MCU Bridge to corporate locations and/or students' home.

     5.a.) EVC will be responsible for installing and maintaining up to ten (10) video conferencing teaching stations in the rooms provided by TOURO to video conference IVC/DL courses offered through EVC, subject to enrollment. All video conferencing teaching stations installed and paid for by EVC shall remain the exclusive property of EVC. TOURO rooms for video conferencing teacher stations do not have to be dedicated space.

     b.) Subject to mutual agreement, EVC will provide TOURO the opportunity to offer asynchronistic web-Based Computer Conferencing/Distance Learning (CC/DL) to EVC clients. EVC assumes no responsibility or costs for obtaining, providing or paying for teacher station equipment specifically for CC/DL courses.

     6. All equipment supplied by EVC is the sole and exclusive property of EVC, including but not limited to any and all patents, copyrights and trademarks, if any, associated therewith. All classroom, course and program materials or other information supplied by TOURO, and all rights and interests in said materials will remain the sole and exclusive property of TOURO.


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

     7. a.) EVC is responsible for the necessary maintenance, repair and/or replacement of video conferencing equipment supplied to TOURO for IVC/DL courses.

     b.) EVC will provide prompt service for repair or replacement of defective interactive video conferencing equipment and software as necessary.

     c.) TOURO will be responsible for the prompt repair and/or replacement of interactive video conferencing equipment located at TOURO, which may be damaged through improper or unauthorized use. TOURO instructors will operate the video conferencing equipment.

     d.) TOURO is responsible for the repayment to EVC of the cost of replacement of any EVC equipment, which is lost or stolen while in TOURO's custody and control. Both TOURO and EVC will have all appropriate insurances and will name each other as additional insured under said policies.

     8. Neither party shall utilize the other's name or any associated names, trademarks, copyrights, etc., without prior written consent. Such permission shall not be unreasonably denied. The use of such names should only be for the purpose of effectuating the terms of this Agreement, and neither party shall have the right to assign such right.

     9. a.) EVC will provide faculty development to TOURO faculty reasonably required for the offering of TOURO courses through EVC. Faculty development specifically relates to the use of technology. TOURO retains sole discretion with respect to faculty development in the teaching model and application of technology to that model.

     b.) TOURO shall be responsible for obtaining the services of all faculty participating in courses offered through EVC, including but not limited to said faculty's salary, benefits (if any) and verification of qualifications. EVC assumes no responsibility for any costs associated therewith.

     10. EVC is solely responsible to provide site locations for IVC/DL students to participate in TOURO courses. TOURO assumes no responsibility for obtaining or maintaining said sites, nor for any rent or other costs associated therewith.

     11. EVC is not responsible for curriculum, course content, faculty qualifications, course materials or any other aspect of the academic content of any courses offered hereunder. However, TOURO agrees to consult EVC as to course content, presentation and delivery of IVC/DL courses consistent with required academic standards.

     12. EVC agrees to make every reasonable effort to maintain its equipment in good working order. However, EVC is not responsible for service or repair delays or interruption of service caused by strikes, labor actions, power outages (other than those limited to site locations alone), acts of God or other matters beyond EVC's control.

     13. TOURO hereby acknowledges that the IVC/DL and CC/DL programs marketed by EVC are targeted toward the non-traditional working adult student market and therefore agrees to use its best efforts to (a) offer IVC/DL courses at dates and times appropriate to the target market. Specifically, between the hours of 8:00 a.m. to 11:00 p.m., Mondays, Tuesdays, Wednesdays, Thursdays, and Sundays; on Fridays, from 8:00 a.m. to 2:00 p.m., and no classes will be scheduled on Saturdays or Jewish religious holidays; and, (b) to offer the CC/DL courses commencing at times reasonably requested by EVC's Institutional Employers and their employees, subject to enrollment. TOURO will offer courses during the fall, spring and summer semesters.

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

     14. a.) The parties hereby acknowledge that this Agreement is intended by the parties to facilitate the offering of college courses, degree programs and/or courses of study, which may lead to a degree or certificate.

     b.) TOURO shall attempt to obtain and/or maintain all New York Department of Education, Middle States Association, and any other accreditation necessary to the offering of college courses and credits under the applicable law. Should TOURO lose its accreditation at any time during the term of this Agreement or any renewal hereof, EVC shall have the right to cancel this contract at the end of the semester in progress, if applicable, or immediately if no semester is underway.

     c.) EVC shall be in compliance with all federal, state and local laws, statutes, rules and regulations, as well as all accrediting agencies. Should EVC be in violation of any provision of this Agreement or any renewal thereof, including without limitation, the terms of this paragraph 14 (c), TOURO shall have the right to terminate this Agreement at the end of the semester (if applicable) or immediately, if no semester is underway. Provision should be made upon termination for the return of TOURO's promotional material as well as EVC's equipment.

     15. Administrative Functions

     a.) TOURO shall be responsible for all of its own administrative functions (admissions, academic advising, registration, financial aid, etc.) associated with the offering of IVC/DL and CC/DL courses through EVC.

     16. Fees

     a.) TOURO shall pay to EVC, on the 10th day of each month, [*]PERCENT [*]% of the gross tuition actually collected by TOURO the preceding month, from any source whatever, from or on behalf of any student attending courses being offered by TOURO through EVC, said payments to commence the month immediately following the collection of any such tuition by TOURO. All checks for courses taken will be made out to TOURO College.

     b.) TOURO shall pay to EVC [*]PERCENT [*]% of the gross tuition actually collected by TOURO for corporations or organizations that have signed a contract with EVC through TOURO's direct introduction.

     c.) If TOURO agrees to go on site to recruit and enroll students, whether the contract with EVC was initiated by EVC's or TOURO's direct efforts, TOURO will pay EVC [*] PERCENT [*]% of the gross tuition actually collected by TOURO the preceding month. In no event will EVC receive less than [*] PERCENT [*]% of the gross tuition.

     d.) EVC shall have the right, on a semi-annual basis, to examine the books and records of TOURO, pertaining to all students taking courses through EVC, in order to audit any accounts due and owing the respective parties. TOURO shall have the right to audit EVC accounts for students taking TOURO courses on the same basis.

     e.) TOURO will provide EVC with a list of all students who come within the ambit of this Agreement and shall allow the review of its records which are not subject to federal and state restrictions.

[*] Confidential Portions

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

     f.) Within THIRTY (30) DAYS of the completion of each fall and spring Semester, TOURO shall present to EVC, in writing, any requests for adjustments or credits on monies already paid to EVC, which credits or adjustments have been made necessary by an EVC student having dropped a course, bounced a check, etc. EVC will credit any such valid adjustment to TOURO's account in three (3) equal installments over the three(3) months immediately following such request by TOURO.

     g.) Students registering for TOURO courses through EVC who are employed by an Institutional Employer customer of EVC which has a tuition reimbursement policy for its employees shall be eligible for tuition deferment from TOURO until completion of the course, thereby enabling said students to register for TOURO courses through EVC without payment of tuition or fees up front. Said students shall be required to sign a tuition payment guarantee providing that they are fully responsible for 100% of all tuition in the event that, for any reason, they are not reimbursed by their employer.

     h.) Students registering for TOURO courses offered through EVC who are not employed by an Institutional Employer customer of EVC providing tuition reimbursement to their employees shall be required to pay tuition and fees up front when registering.

     17. TOURO will provide up to ten (10) rooms which will accommodate teaching stations in order to facilitate IVC/DL courses marketed by EVC emanating from its campus and will grant EVC, its agents and subcontractors, reasonable access to said facilities as is required for proper installation, operation, maintenance and repair of all equipment contemplated herein, including but not limited to IVC/DL equipment and telephone lines. Said rooms shall be a minimum of 10 feet by 12 feet with adequate electrical, air conditioning, lighting, etc., and be otherwise suitable for use as video conferencing teacher stations. Said rooms will be provided one at a time subject to registration demand.

     18. TOURO's Public Relations Department will provide reasonable cooperation with EVC in promoting EVC/TOURO Telecommute to College Programs and the IVC/DL and CC/DL course offerings offered through EVC.

     19. TOURO and EVC will, whenever possible, cooperate in applying for and obtaining, any grants, awards, stipends, fellowships, etc., which are mutually beneficial to the parties. TOURO reserves the right to decline seeking any specific grant if it conflicts with TOURO's programs or objectives.

     20. TOURO shall maintain academic control over all courses and will be receptive to EVC input as to IVC/DL and CC/DL presentation. TOURO shall consult with EVC regarding the presentation of TOURO's courses over IVC/DL and CC/DL.

     21. TOURO will assign at least one person who at all times will act as liaison between TOURO and EVC.

     22. Term of Agreement

     a.) The basic term of this Agreement shall be FIVE (5) YEARS.

     b.) The parties hereby acknowledge the necessity for allowing IVC/DL students continuity and ongoing access to courses and programs, so long as there is adequate registration.

     c.) In light of the foregoing, the parties agree that commencing June 30, 2000 and every June 30th thereafter, this Agreement shall automatically be extended for an additional period of ONE (1) YEAR, subject to the conditions hereinafter contained.

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

     d.) In the event that either party should desire not to automatically extend this agreement, then, and in that event, such party shall so notify the other in writing, by Certified Mail, Return Receipt Requested, no later than June 30th of any given year, after which the agreement will not be extended for an additional ONE (1) YEAR, but will have only the Four (4) YEARS of the existing term remaining.

     23. TOURO shall have the right to offer courses via IVC/DL and CC/DL on its own to Institutional Employer and/or the employees of any Institutional Employer not under contract with EVC. In such event, EVC shall not have any obligation to market, provide any services or equipment, permit the use of EVC's equipment, or incur any costs in connection with such offerings.

     24. a.) TOURO agrees that, for the duration of this Agreement and any extensions hereof, as well as for a period of ONE (1) YEAR immediately following any termination or expiration thereof, TOURO will not independently contract with corporations or organizations under contract with EVC and served by TOURO.

     b.) TOURO retains the right to do mass advertising and marketing for its own distance learning programs, and it is understood by EVC that some of the employees of corporations or organizations under contract with EVC may separately respond to these solicitations and attend TOURO College's independent distance learning programs or on-campus programs.

     25. Damages Limitations

     a.) It is expressly agreed and understood that neither party shall be liable for incidental, special or consequential damages for any breach or violation of this Agreement. To the extent that this clause seeks to limit EVC's liability for the return of tuition or other damages incurred by TOURO by reason of TOURO's inability to perform arising out of EVC's breach, the limitation on damages does not apply.

     b.) The performance of this Agreement by TOURO is subject to TOURO obtaining all requisite approvals and consents from all appropriate accrediting agencies, including, without limitation, the New York State Department of Education and the California Department of Education.

     26. The foregoing constitutes the entire agreement between the parties, and any other agreements or representations, whether verbal or written, if not contained herein, are void, of no effect, and are not binding upon the parties.

     27. No valid modification, amendment, or deletion may be made to this agreement except in writing and executed by the parties in substantially the same manner as this Agreement.

     28. Any and all notices required hereunder shall be by Certified Mail, Return Receipt Requested, to each party's last known address and shall be deemed given at the time of mailing.

     29. If any portion of this agreement shall be found to be void, voidable or unenforceable, it shall not effect the validity of the remainder of the agreement.

     30. This Agreement shall be binding on the respective parties' heirs, successors, and assigns.


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

     31. The parties agree that any disputes or disagreements arising hereunder or in connection herewith, shall be settled by binding arbitration before the American Arbitration Association at their offices located in White Plains, New York, and that any judgment awarded thereunder may be entered in any court of appropriate jurisdiction, and will have full force and effect therein.

     32. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York.

     IN WITNESS WHEREOF the parties have hereunto set their hands and seal the date first appearing above.

                                        TOURO COLLEGE


                                        By: /s/ Arthur Kruger
                                            -------------------------------
                                                  Arthur Kruger
                                                  Vice-President

                                        EDUCATIONAL VIDEO CONFERENCING, INC.


                                        By: /s/ Dr. John J. McGrath
                                            --------------------------------
                                                  Dr. John J. McGrath
                                                  President


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